Exhibit 10(b)

AMENDMENT

TO THE

EXELIS INC. EXCESS SAVINGS PLAN

WHEREAS, Exelis Inc., an Indiana corporation (the “Corporation”), heretofore has adopted and maintains the Exelis Inc. Excess Savings Plan, effective as of October 31, 2011 including amendments effective as of January 1, 2012 (the “Plan”);

WHEREAS, pursuant to Section 6.02 of the Plan, the board of directors of the Corporation (the “Board”) or its delegate has the authority to amend the Plan;

WHEREAS, the Board has delegated to the Employee Benefits Committee of Harris Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Plan provides a means of restoring to participants the contributions lost under the Exelis Retirement Savings Plan (the “Exelis 401(k) Plan”) due to the application of certain limitations imposed on qualified plans under the Internal Revenue Code;

WHEREAS, the Board and the Employee Benefits Committee anticipate merging the Exelis 401(k) Plan into the Harris Corporation Retirement Plan (the “Harris 401(k) Plan”) on or around December 31, 2015;

WHEREAS, in connection with, and contingent upon, the merger of the Exelis 401(k) Plan into the Harris 401(k) Plan, the Employee Benefits Committee desires to amend the Plan, effective January 1, 2016, to (i) prevent any employees from newly becoming participants in the Plan and (ii) discontinue all contributions to the Plan; and

WHEREAS, the Employee Benefits Committee has determined that such amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that contingent upon the merger of the Exelis 401(k) Plan into the Harris 401(k) Plan on or prior to January 1, 2016, effective on January 1, 2016, the Plan is hereby amended as follows:

1. The Introduction of the Plan is hereby amended to add the following new paragraph immediately prior to the last paragraph in such section of the Plan:

As of January 1, 2016, the Plan was amended such that (i) no additional contributions may be made to the Plan with respect to any Member with respect to Plan Years commencing on and after January 1, 2016, and (ii) no Employees newly could become Eligible Employees or Members in the Plan on or after such date.

2. Section 2.01 of the Plan is hereby amended to add the following new subsection (c) at the end of such Section:

(c)	Notwithstanding any provision to the contrary contained herein, no individual newly shall be designated as an Eligible Employee or Member or newly shall be eligible to participate in the Plan on or after January 1, 2016.

3. Section 3.01 of the Plan is hereby amended to add the following new subsection (f) at the end of such Section:

(f)	Notwithstanding any provision to the contrary contained herein, no contributions shall be credited to the Plan on behalf of any Member with respect to Plan Years commencing on or after January 1, 2016.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 17th day of September, 2015.

/s/ Adam Histed
Adam Histed, Chairperson

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